UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2004

NORCROSS SAFETY PRODUCTS L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-110531	61-1283304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 York Road, Suite 215 Oak Brook, Illinois 60523
(Address of Principal Executive Offices, including Zip Code)

(630) 572-5715
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2004, Norcross Safety Products L.L.C., North Safety Products Inc., Morning Pride Manufacturing L.L.C., North Safety Products Ltd., Canadian Imperial Bank of Commerce (“CIBC”) as Syndication Agent, General Electric Capital Corporation as Documentation Agent, Fleet National Bank as Administrative Agent and the various lenders party thereto entered into the Third Amendment (the “Amendment”) to the registrant’s Second Amended and Restated Credit Agreement (“the Credit Agreement”).  The Amendment (1) reduces the interest rate by 1% on all existing term loans provided under the Credit Agreement, (2) increases the limit on acquisitions the registrant is permitted to make under the Credit Agreement from $75 million to $100 million and eliminates the per acquisition limitation and (3) provides that in the event that the registrant further reduces the interest rate on its existing term loans under the Credit Agreement during the next year (other than pursuant to a refinancing or an amendment and restatement of the Credit Agreement or the incurrence of additional term loans at a lower rate pursuant to new commitments as currently provided in the Credit Agreement), the registrant (i) shall pay to the holders of its term loans a 1% fee to such term loan lenders who consent to the reduction in interest rate and (ii) may replace non-consenting lenders with consenting lenders so long as the non-consenting lenders are paid 101% of the amount outstanding under a term loan to such lender that does not consent to the interest rate reduction and is subsequently replaced as a term loan lender of the registrant during the year following the effective date of the Amendment.

CIBC, which is both a lender and the Syndication Agent under the Amendment owns 20.6% of the Class A equity units of the registrant’s parent company, NSP Holdings L.L.C. (“NSP Holdings”) and has 20% of the voting power of NSP Holdings.  Two of NSP Holdings’ six managers, Jay R. Bloom and Edward Levy, are employees of CIBC World Markets Corp, a subsidiary of CIBC.  CIBC World Markets Corp. was an initial purchaser of the $152,500,000 of 9 7/8% senior subordinated notes issued by the registrant in August 2003 and in connection therewith received $2.1 million in underwriting fees and had its expenses paid by the registrant.  CIBC received a payment of $200,000 from the registrant for arranging the Amendment.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1                           Third Amendment to the Second Amended and Restated Credit Agreement, dated as of October 4, 2004, by Norcross Safety Products L.L.C., North Safety Products Inc., Morning Pride Manufacturing L.L.C., North Safety Products Ltd., Canadian Imperial Bank of Commerce as Syndication Agent, General Electric Capital Corporation as Documentation Agent, Fleet National Bank as Administrative Agent and the various lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORCROSS SAFETY PRODUCTS L.L.C.

/s/ David F. Myers, Jr.
Date:	October 8, 2004	By:	David F. Myers, Jr.
		Its:	Executive Vice President, Chief Financial Officer, Secretary and Manager (Principal Financial and Accounting Officer)